Exhibit 23

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-70212 on Form S-8, Registration Statement No. 333-65244 on Form S-3 and Registration Statement No. 333-65246 on Form S-4 of Lennar Corporation of our reports dated January 7, 2003, except for Note 18, as to which the date is February 5, 2003, appearing in this Annual Report on Form 10-K of Lennar Corporation for the year ended November 30, 2002.

/s/ DELOITTE & TOUCHE LLP

Miami, Florida

February 28, 2003